Exhibit 99.1

NEWS RELEASE

For Immediate Release

NCO GROUP ANNOUNCES

THIRD QUARTER 2011 RESULTS

•Net Revenues of $304.0 million, up 4% from prior year

•Adjusted EBITDA:

• $37.1 million, up 16% from prior year

• Margin of 12.2%, up 1.3 points from prior year

HORSHAM, PA, November 14, 2011 - NCO Group, Inc. (“NCO” or the “Company”), a leading provider of business process outsourcing services, announced today that for the quarter ended September 30, 2011, it reported net revenues, excluding reimbursable costs and fees, of $304.0 million and Adjusted EBITDA of $37.1 million. The Adjusted EBITDA excludes $7.6 million of restructuring charges and $6.3 million of non-cash allowances for impairment of purchased accounts receivable portfolios. This compares to net revenues of $292.2 million and Adjusted EBITDA of $32.0 million for the quarter ended September 30, 2010. The Adjusted EBITDA for 2010 excludes $7.4 million of restructuring charges and $1.2 million of non-cash allowances for impairment of purchased accounts receivable portfolios.

In April and August 2011, Portfolio Management sold substantially all of its portfolios of purchased accounts receivable. The results of the Portfolio Management business are presented as discontinued operations. The remaining portfolios of purchased accounts receivable are not significant and are now included as part of Accounts Receivable Management.

NCO is now organized into two operating divisions: Accounts Receivable Management (“ARM”) and Customer Relationship Management (“CRM”). During the third quarter of 2011, the ARM division experienced continued volume weakness as a result of lower levels of consumer credit. The CRM division realized strong revenue growth due to increased volumes from certain existing clients and new logo wins.

Commenting on the results, Ronald A. Rittenmeyer, President and Chief Executive Officer, stated, “During the third quarter NCO continued to execute on its plan to better position NCO in the overall BPO market.  We were able to exit the Portfolio Management business and continue to restructure NCO to better support NCO’s long-term growth initiatives.”

The Company also announced that it will host an investor conference call on Tuesday, November 15, 2011, at 2:00 p.m., ET, to address the items discussed above in more detail and to allow the investment community an opportunity to ask questions. Interested parties can access the conference call by dialing (866) 388-2676 (domestic callers) or (706) 679-3487 (international callers) and providing the pass code 28429638. A taped replay of the conference call will be made available for seven days and can be accessed by interested parties by dialing (855) 859-2056 (domestic callers) or (404) 537-3406 (international callers) and providing the pass code 28429638.

About NCO Group, Inc.

NCO Group, Inc. is a leading global provider of business process outsourcing services, primarily focused on accounts receivable management and customer relationship management. NCO provides services through over 100 offices throughout North America, Asia, Europe and Australia.

For further information contact:

NCO Investor Relations

(215) 441-3000

Certain statements in this press release, including, without limitation, statements as to expected operating results, statements as to fluctuations in annual and quarterly operating results, statements as to the impact from economic conditions, statements as to future opportunities, statements as to operating efficiencies, statements about expected opportunities in our markets, statements as to the expected sale of purchased accounts receivable portfolios, statements as to trends, statements as to regulatory changes, statements as to NCO’s or management’s beliefs, expectations or opinions, and all other statements in this press release, other than historical facts, are forward-looking statements, as such term is defined in the Securities Exchange Act of 1934, which are intended to be covered by the safe harbors created thereby. Forward-looking statements are subject to risks and uncertainties, are subject to change at any time and may be affected by various factors that may cause actual results to differ materially from the expected or planned results. In addition to the factors discussed above, certain other factors, including without limitation, risks related to the economy, the risk that NCO will not be able to implement its business strategy as and when planned, the risk that NCO will not be able to realize operating efficiencies in the integration of its acquisitions, risks related to NCO’s significant level of debt, its ability to service such debt and comply with debt covenants, risks of future impairment charges to our goodwill, intangible assets and purchased accounts receivable, risks related to union organizing efforts at the Company’s facilities, risks related to past and possible future terrorists attacks, the risk that NCO will not be able to improve margins, risks relating to growth and acquisitions, risks related to fluctuations in quarterly operating results, risks related to the timing of contracts, risks related to international operations, risks related to the possible loss of key clients or loss of significant volumes from key clients, risks related to regulatory changes and other risks detailed from time to time in NCO’s filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the year ended December 31, 2010, can cause actual results and developments to be materially different from those expressed or implied by such forward-looking statements. The Company disclaims any intent or obligation to publicly update or revise any forward-looking statements, regardless of whether new information becomes available, future developments occur or otherwise.

NCO GROUP, INC.

Unaudited Selected Financial Data

(in thousands)

Condensed Statements of Operations:

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010

Revenues	$303,970	$292,166	$903,241	$928,357
Reimbursable costs and fees	79,923	90,919	247,639	257,694
Total revenues	383,893	383,085	1,150,880	1,186,051

Operating costs and expenses:
Payroll and related expenses	177,536	164,831	513,462	521,738
Selling, general and admin. expenses	95,132	97,723	287,906	306,076
Reimbursable costs and fees	79,923	90,919	247,639	257,694
Depreciation and amortization expense	25,660	27,269	77,530	82,292
Restructuring charges	7,627	7,445	23,509	12,685
	385,878	388,187	1,150,046	1,180,485
(Loss) income from continuing operations	(1,985)	(5,102)	834	5,566

Other income (expense):
Interest expense, net	(21,577)	(22,549)	(64,391)	(67,126)
Other (expense) income, net	(564)	1,156	(805)	2,225
	(22,141)	(21,393)	(65,196)	(64,901)
Loss from continuing operations before income taxes	(24,126)	(26,495)	(64,362)	(59,335)

Income tax expense	2,326	2,065	7,354	6,849

Net loss from continuing operations	(26,452)	(28,560)	(71,716)	(66,184)

Net loss from discontinued operations	(2,437)	(5,240)	(32,778)	(7,273)

Net loss	(28,889)	(33,800)	(104,494)	(73,457)

Less: Net (loss) income attributable to noncontrolling interests	(301)	(273)	(3,062)	864

Net loss attributable to NCO Group, Inc.	$(28,588)	$(33,527)	$(101,432)	$(74,321)

Selected Cash Flow Information:

	For the Nine Months Ended
	September 30,
	2011	2010
Net cash (used in) provided by operating activities	$19,050	$50,376
Purchases of property and equipment	18,510	18,376
Net repayment of senior debt	27,029	57,541

Selected Balance Sheet Information:

	As of	As of
	September 30,	December 31,
	2011	2010
Cash and cash equivalents	$19,775	$33,077
Working capital	73,725	87,844
Long-term debt	859,874	889,353

NCO GROUP, INC.

Unaudited Selected Segment Financial Data

(in thousands)

	For the Three Months Ended September 30, 2011
	ARM	CRM	Consolidated

Revenues	$293,120	$90,773	$383,893

Operating costs and expenses:
Payroll and related expenses	110,482	67,054	177,536
Selling, general and admin. expenses	77,439	17,693	95,132
Reimbursable costs and fees	79,923	—	79,923
Depreciation and amortization expense	18,075	7,585	25,660
Restructuring charges	7,385	242	7,627
Total operating costs and expenses	293,304	92,574	385,878

Loss from continuing operations	$(184)	$(1,801)	$(1,985)

	For the Three Months Ended September 30, 2010
	ARM	CRM	Consolidated

Revenues	$317,574	$65,511	$383,085

Operating costs and expenses:
Payroll and related expenses	114,917	49,914	164,831
Selling, general and admin. expenses	83,762	13,961	97,723
Reimbursable costs and fees	90,919	—	90,919
Depreciation and amortization expense	17,015	10,254	27,269
Restructuring charges	5,707	1,738	7,445
Total operating costs and expenses	312,320	75,867	388,187

Income (loss) from continuing operations	$5,254	$(10,356)	$(5,102)

NCO GROUP, INC.

Unaudited EBITDA(1)

(in thousands)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010

Net loss from continuing operations	$(26,452)	$(28,560)	$(71,716)	$(66,184)
Income tax expense	2,326	2,065	7,354	6,849
Interest expense, net	21,577	22,549	64,391	67,126
Depreciation and amortization expense	25,660	27,269	77,530	82,292

EBITDA(1)	23,111	23,323	77,559	90,083

Addbacks:
Non-cash impairments (recoveries), net	6,312	1,209	4,252	(2,102)
Restructuring charges	7,627	7,445	23,509	12,685

Adjusted EBITDA(1)	$37,050	$31,977	$105,320	$100,666

(1)          Earnings before interest, taxes, depreciation and amortization, referred to as EBITDA, and Adjusted EBITDA are presented since certain investors use this as a measurement of the Company’s ability to service its debt. It is not intended to report the Company’s operating results or free cash flows in conformity with accounting principles generally accepted in the United States. EBITDA and Adjusted EBITDA as presented herein are not necessarily comparable to similarly titled measures of other companies.